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EXHIBIT 10U

                    [FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT]

                                    U S WEST, INC.

                         NON-QUALIFIED STOCK OPTION AGREEMENT

                               [EXECUTIVE HRC VERSION]

    THIS AGREEMENT is made between U S WEST, Inc. (the "Company") and the Optionee ("Optionee") named in the letter attached to and made part of this Agreement (the "Letter"), as of the date set forth in the Letter.

    Pursuant to the U S WEST, Inc. 1994 Stock Plan as amended effective
November 1, 1995 (the "Plan"), the Human Resources Committee of the Company's Board of Directors (the "Committee") has approved the granting to Optionee of an option to purchase shares of Common Stock (the "Option"), without par value on the terms and conditions set forth in this Agreement, as a matter of separate inducement in connection with Optionee's engagement with the Company or a Related Entity, and not in lieu of salary or other compensation for Optionee's services.

    In consideration of the foregoing and of the mutual covenants set forth herein, and other good and valuable consideration, the Company and Optionee agree as follows:

    1. INCORPORATION OF PLAN AND DEFINED TERMS. The Option is granted pursuant to the Plan, the terms of which are incorporated by reference and apply to this Agreement as if they were fully set forth herein. Terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Plan.

    2. SHARES OPTIONED; OPTION PRICE. Optionee may purchase all or any part (in whole shares) of an aggregate of the number of shares of Common Stock, at a purchase price per share (which is not less than the Fair Market Value on the date of this Agreement) as specified in the Letter, on the terms and conditions set forth herein.

    3. OPTION TERM; VESTING; TIMES OF EXERCISE. The Option shall become Vested in one-third increments upon each of the first three (3) anniversaries following the date hereof. The vesting on any such increment shall be subject to the continuous employment of Optionee until the anniversary date on which such increment is scheduled to vest, and provided further that the Option shall expire and shall no longer be exercisable following ten (10) years from the date of this Agreement (the "Expiration Date"). Except as otherwise specifically set forth below and elsewhere in this Agreement, the Option shall become Vested only to the extent that the foregoing continuous employment requirement is satisfied, regardless of the circumstances under which Optionee's employment is terminated.

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         (i) DEATH. In the event of the death of Optionee, the Option shall become Vested and the estate of the Optionee shall have the right, at any time and from time to time within one year after the date of death or such longer period, if any, as the Committee in its sole discretion shall determine (but not after the Expiration Date), to exercise all or any portion of the Option.

         (ii) DISABILITY. Except as otherwise set forth in this Agreement, if the employment of Optionee is terminated because of Disability, the Option shall be retained by Optionee, and the Option, if not then Vested, shall become Vested as set forth in the vesting schedule in Paragraph 3 of this Agreement. Upon vesting, Optionee shall have the right to exercise the Option, at any time and from time to time, but not after the Expiration Date.

         (iii) RETIREMENT. Except as otherwise set forth in this Agreement, upon Optionee's Retirement, the Option shall be retained by Optionee, and the Option, if not then Vested, shall become Vested as set forth in the vesting schedule in Paragraph 3 of this Agreement, unless the Committee, in its sole discretion, determines otherwise; provided, however, that the continuation of vesting shall be contingent upon Optionee's execution and delivery to the Company, on or prior to the effective date of Optionee's Retirement, of the Company's standard form of "Waiver & Release" of claims, available from the Human Resources Department of the Company. Upon vesting, Optionee shall have the right to exercise the Option, at any time and from time to time, until the Expiration Date, unless otherwise provided in this Agreement.

         (iv) OTHER TERMINATION. If Optionee's employment with the Company or a Related Entity is terminated for any reason other than for death, Disability or Retirement and other than "for cause," as such term is defined in the Plan, Optionee shall have the right to exercise all or any portion of the Option, if the Option is then Vested, at any time and from time to time within ninety (90) days of termination or such other period, if any, as the Committee in its sole discretion shall determine (but not after the Expiration Date).

         (v) EXECUTIVE SEVERANCE AGREEMENT. If Optionee has executed an Executive Severance Agreement with the Company, the Option will be Vested in accordance with the terms of the Executive Severance Agreement if Optionee becomes entitled to the receipt of "Severance Benefits," as set forth in that Executive Severance Agreement and sixteen (16) days have passed following the execution of a standard form of "Waiver & Release" of claims and compliance with the "Conditions" by Optionee as set forth in the Company's standard Executive Severance Agreement.

         (vi) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Option shall be Vested immediately. For purposes of this paragraph, "Change of Control" shall have the identical meaning as set forth in the Change of Control Agreement, if any, that Optionee has executed with the Company. To ensure parallel application, for purposes of this paragraph only, defined terms contained in the definition of "Change of Control" set forth in Optionee's Change of Control Agreement shall have the same meaning here as

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    set forth in that Change of Control Agreement. If Optionee has not executed any such Change of Control Agreement, "Change of Control" shall have the identical meaning as set forth in the Plan.

         (vii) TERMINATION FOR CAUSE. Notwithstanding any other provision in this Agreement, if Optionee's employment is terminated by the Company or any Related Entity "for cause," as such term is defined in the Plan, Optionee shall forfeit immediately all rights under the Option except as to the shares of Common Stock already purchased prior to such termination.

    4. EXERCISE: PAYMENT FOR AND DELIVERY OF STOCK. The Option may be exercised only by Optionee or his or her transferee(s) by last will and testament or the laws of descent and distribution. The Option may be exercised by giving written notice of exercise to the Company specifying the number of shares (minimum of 100, unless the unexercised balance of the Option is less than 100) to be purchased and the total purchase price, accompanied by cashier's check or other certified funds or shares of Common Stock in payment of the purchase price. Any shares of Common Stock so tendered shall be valued as of the Option exercise date.

    5. NON-TRANSFERABILITY OF OPTION. The Option is not transferable otherwise than by last will and testament or the laws of descent and distribution. The Option shall not be otherwise transferred or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. The Option shall not be assignable or transferable pursuant to a domestic relations order. During the lifetime of Optionee, the Option shall be exercisable only by Optionee, or Optionee's guardian or legal representative. Upon any attempt to transfer the Option otherwise than by last will and testament or the laws of descent and distribution, or to assign, pledge, hypothecate or otherwise dispose of the Option, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

    6. PERFORMANCE FOR COMPETITORS. If at any time following the date of this Agreement and before the Option is Vested, regardless of whether Optionee has Retired, Optionee directly or indirectly receives payment for services rendered to, or is otherwise employed by, any person, firm or corporation that is in competition with the Company or engaged in providing any goods or services that are substantially the same as any goods or services provided or under development by the Company, Optionee immediately shall forfeit all rights under the Option, unless the Committee in its sole discretion determines otherwise, or unless Optionee is in full compliance with the Company's Policy on Service on Outside Boards of Directors, as interpreted solely by the Company's Senior Management Compliance Committee. If at any time Optionee renders services to or becomes otherwise employed by any person, firm or corporation that is in competition with the Company or engaged in providing any goods or services that are substantially the same as goods or services provided or under development by the Company, Optionee shall have ninety (90) days after the date of such employment to exercise any Vested and non-expired Option. Any determination under this Paragraph 6, including whether a person, firm or corporation is "in competition with" the Company or providing "substantially the same"

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goods or services as the Company provides or is developing, will be subject to the sole discretion of the Committee or its designee.

    7. NON-SOLICITATION OF EMPLOYEES. Optionee agrees that he or she will not for a period of one (1) year immediately following the termination of his or her employment with the Company for any reason, either on Optionee's own account or in conjunction with or on behalf of any other person or entity whatsoever, directly or indirectly induce, solicit, or entice away any person who, at any time during the three (3) months immediately preceding Optionee's termination of employment, is a managerial level employee of the Company (including, but not limited to, any Officer, Executive Director or director-level employee, or any equivalent or successor term for any such employees). If Optionee engages in any conduct contrary to the provisions of this Paragraph 7, Optionee shall forfeit the Option to the extent the Option has not Vested, unless the Committee determines otherwise. Such forfeiture is in addition to any other remedies available under law.

    8. CONFIDENTIAL INFORMATION AND TRADE SECRETS Optionee agrees that any inventions, discoveries, creations (including without limitation software, writings, drawings and other works), improvements, confidential information or other intellectual property that he or she may develop or create, or assist in developing or creating, during his or her employment with the Company, whether or not patentable or eligible for copyright, that relate to the actual, planned, or foreseeable business or other activities of the Company, or that result from his or her work for the Company, are the exclusive property of the Company. Optionee agrees to disclose promptly such property to the Company and will, both during and after his or her employment, and without additional compensation, execute all assignments and other documents and do all things reasonably necessary to secure and enforce U.S. and foreign intellectual property rights for the Company, including patents and copyrights. Such forfeiture is in addition to any other remedies available under law.

    Optionee agrees to hold in a fiduciary capacity for the benefit of the Company all confidential, legal, financial, marketing, business, technical, or other information, including specifically but not exclusively, information that Optionee prepared, caused to be prepared, or received in connection with Optionee's employment with the Company, such as management and business plans, business strategies, software, software evaluations, trade secrets, personnel information, marketing methods and techniques, and any of the above-recited information as it relates to the Company that shall have been obtained and/or learned during his or her employment and that shall not be public knowledge. After termination of Optionee's employment with the Company, Optionee will not, without prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company or its designated representatives. This provision does not apply to (a) information or knowledge that already is or subsequently may come into the public domain after the termination of employment other than by way of unauthorized disclosure by Optionee, or (b) information or knowledge that Optionee is required to disclose by order of a court or governmental agency after timely notice is provided to the Company to allow the Company to take legal action with respect to the matter. If Optionee engages in any conduct contrary to the provisions of this Paragraph 8, Optionee shall forfeit the Option to the extent the Option has not Vested, unless the Committee determines otherwise.

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    9.  DECISIONS OF COMMITTEE. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan or the Option shall be final, binding and conclusive on the Company and Optionee and any respective heir, executor, administrator, successor or assign.

    10. ARBITRATION. Any claim, controversy or dispute between Optionee and the Company, whether sounding in contract, statute, tort, fraud, misrepresentation, discrimination or any other legal theory, including, but not limited to, disputes relating to the interpretation of this Agreement; claims under Title VII of the Civil Rights Act of 1964, as amended; claims under the Civil Rights Act of 1991; claims under the Age Discrimination in Employment Act of 1967, as amended; claims under 42 U.S.C. Section 1981, Section 1981a,
Section 1983, Section 1985, or Section 1988; claims under the Family and Medical Leave Act of 1993; claims under the Americans with Disabilities Act of 1990, as amended; claims under the Fair Labor Standards Act of 1938, as amended; claims under the Employees Retirement Income Security Act of 1974, as amended; claims under the Colorado Anti-Discrimination Act; or claims under any other similar federal, state or local law or regulation, whenever brought, shall be resolved by arbitration. The only legal claims between Optionee and the Company that are not included for arbitration within this Agreement are claims by Optionee for workers' compensation or unemployment compensation benefits and/or claims for benefits under any Company benefit plan, if the plan does not provide for arbitration of such disputes. BY SIGNING THIS AGREEMENT, OPTIONEE VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHT HE OR SHE MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO A JURY TRIAL AND THE RIGHT TO RECOVER PUNITIVE DAMAGES ON ANY COMMON LAW AND/OR CONTRACT CLAIMS. The Federal Arbitration Act, 9 U.S.C. Sections 1-16 ("FAA") shall govern the arbitrability of all claims, provided that they are enforceable under the FAA, as it may be amended from time to time. In the event the FAA does not govern, the Colorado Uniform Arbitration Act shall apply. Additionally, the substantive law of Colorado, to the extent it is consistent with the terms stated in this Agreement for arbitration, shall apply to any common law claims. This Agreement for arbitration supersedes any other arbitration agreement between Optionee and the Company to the extent they are inconsistent.

         A single arbitrator engaged in the practice of law shall conduct the arbitration under the applicable rules and procedures of the American Arbitration Association ("AAA"). Any dispute, that relates directly or indirectly to Optionee's employment with the Company or to the termination of Optionee's employment will be conducted under the AAA Employment Dispute Resolution Rules, effective November 1993. The arbitrator shall be chosen from a state other than Optionee's state of residence and other than Colorado. Other than as set forth herein, the arbitrator shall have no authority to add to, detract from, change, amend, or modify existing law. All arbitration proceedings, including without limitation, settlements and awards, under this Agreement will be confidential. The parties shall share equally the hourly fees of the arbitrator. The Company shall pay the expenses (such as travel and lodging) of the arbitrator. The prevailing party in any arbitration may be entitled to receive reasonable attorneys' fees. The arbitrator's decision and award shall be final and binding, as to all claims that were, or could have been, raised in the arbitration, and judgment upon the award rendered by the arbitrator may be entered to any court having jurisdiction thereof. If any party hereto files a judicial or administrative action asserting claims subject to this arbitration provision, and another party

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successfully stays such action and/or compels arbitration of such claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

    11.  MISCELLANEOUS.

         (i) NOTICES. Any notice to be given to the Company shall be personally delivered to or addressed to its Vice President - Law & Human Resources, and any notice to be given to Optionee shall be addressed to him or her at the address given beneath his or her signature below or such other address as the Company reasonably believes to be his or her most current address. Any notice to the Company is deemed given when received on behalf of the Company by the Vice President - Law & Human Resources, of the Company at 188 Inverness Drive West, Suite 800, Englewood, Colorado 80112. Any notice to Optionee is deemed given when personally delivered or enclosed in a properly sealed envelope addressed as aforesaid and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

              (II) EMPLOYMENT. THE COMPANY MAY TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, UNLESS THE TERM OF EMPLOYMENT IS COVERED BY SEPARATE CONDITIONS CONTAINED IN ANOTHER AUTHORIZED WRITTEN AGREEMENT SIGNED BY BOTH PARTIES, AND NOTHING CONTAINED IN THIS AGREEMENT CREATES OR IMPLIES AN EMPLOYMENT CONTRACT OR TERM OF EMPLOYMENT OR ANY PROMISE OF SPECIFIC TREATMENT UPON WHICH THE OPTIONEE MAY RELY.

         (iii) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         (iv) AMENDMENTS. The Company may at any time propose to amend this Agreement, but any such alteration or amendment shall be effective only if in writing, signed by a duly authorized officer of the Company and by Optionee.



U S WEST, Inc.                         OPTIONEE


By:__________________________          __________________________
                                       Full Name

Title:_______________________          __________________________
                                       Street Address

                                       __________________________
                                       City, State and Zip Code

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